Exhibit 99.2

MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

COMBINED FINANCIAL STATEMENTS

As of March 31, 2020 and for the three months ended March 31, 2020 and 2019

MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

CONTENTS

COMBINED FINANCIAL STATEMENTS

COMBINED BALANCE SHEET AS OF MARCH 31, 2020	1

COMBINED STATEMENTS OF LOSS FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019	2

COMBINED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) FOR THE THREE MONTHS ENDED MARCH 31, 2020	3

COMBINED STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019	4

NOTES TO COMBINED FINANCIAL STATEMENTS	5-17

MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

COMBINED BALANCE SHEET

As of March 31, 2020

31-Mar
2020
ASSETS
Current assets
Cash and cash equivalents	$3,513,889
Accounts receivable, net	5,058,481
Contract asset	855,988
Income taxes receivable	4,249
Prepaid expense	711,212
Total current assets	10,143,819

Property and equipment, net	775,354

Operating lease right-of-use asset	2,725,979

Other assets
Goodwill, net	13,240,441
Intangible assets, net	9,566,401
Security deposits and other assets	159,969
Deferred income taxes	27,200
Total other assets	22,994,011

Total assets	$36,639,163

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$2,940,189
Accrued expenses	3,499,830
Line of credit	3,000,000
Current portion of long-term debt	20,581,158
Operating lease liability (current portion)	1,906,016
Deferred revenue	1,112,678
Other current liabilities	52,717
Income tax payable	145,780
Total current liabilities	33,238,368

Long-term liabilities
Operating lease liability	4,242,166
Total long-term liabilities	4,242,166

Total liabilities	37,480,534

Stockholders’ deficit
Common stock, 1,100 shares	23,289,922
Additional paid-in capital	36,714,021
Accumulated deficit	(60,845,314)
Total stockholders’ deficit	(841,371)

Total liabilities and stockholders’ deficit	$36,639,163

The accompanying notes are an integral part to these combined financial statements.

1

MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

COMBINED STATEMENTS OF LOSS

For the three months ended March 31, 2020 and 2019

	For three months ended
	2020	2019

Revenues	$10,931,160	$12,595,694

Cost of sales	8,082,012	8,523,091

Gross profit	2,849,148	4,072,603

Operating expenses	1,758,479	2,211,127

Income from operations	1,090,669	1,861,476

Other expense
Depreciation	108,390	120,242
Amortization	1,562,056	1,662,212
Interest expense	530,758	582,882
Management fee	250,025	187,500
Restructuring expense	316,530	608,307
Other expense, net	26,425	12,500
Total other expense	2,794,184	3,173,643

Loss before income taxes	(1,703,515)	(1,312,167)

Income taxes	22,163	44,484

Net loss	$(1,725,678)	$(1,356,651)

The accompanying notes are an integral part to these combined financial statements.

2

MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

COMBINED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the three months ended March 31, 2020

	Meridian		Origin			Additional		Stockholders’
	Common Stock	Amount	Common Stock	Amount	Common Stock	Paid-In Capital	Accumulated Deficit	Equity (Deficit)
Balance at January 1, 2020 before adoption of ASC 842	100	$2,117,266	1,000	$21,172,656	$23,289,922	$36,714,021	$(57,158,039)	$2,845,904

Cummulative effect of adopting ASC 842	-	-	-	-	-	-	(1,961,597)	(1,961,597)

Adjusted balance at January 1, 2020 after adoption of ASC 842	100	2,117,266	1,000	21,172,656	23,289,922	36,714,021	(59,119,636)	884,307

Net Loss	-	-	-	-	-	-	(1,725,678)	(1,725,678)

Balance at March 31, 2020	100	$2,117,266	1,000	$21,172,656	$23,289,922	$36,714,021	$(60,845,314)	$(841,371)

The accompanying notes are an integral part to these combined financial statements.

3

MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

COMBINED STATEMENTS OF CASH FLOWS

For the three months ended March 31, 2020 and 2019

	For the three months ended
	2020	2019
Cash flows from operating activities
Net loss	$(1,725,678)	$(1,356,651)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,670,446	1,782,454
Lease amortization	220,455	-
Lease liability expense	102,673	-
Bad debt expense	20,389	13,187
Amortization of deferred financing fees	-	53,549
Changes in operating assets and liabilities:
Accounts receivable	947,276	(624,764)
Contract asset	(95,480)	(36,785)
Prepaid expenses	(145,858)	20,269
Other assets	2,325	27,213
Deposits	539	-
Accounts payable	171,880	(502,570)
Accrued expenses	(570,048)	(271,513)
Other liabilities	(810,401)	(278,839)
Net cash used in operating activities	(211,482)	(1,174,450)

Cash flows from investing activities
Purchase of property and equipment	(60,143)	(21,865)
Capitalized software development costs	(231,601)	(113,181)
Net cash used in investing activities	(291,744)	(135,046)

Cash flows from financing activities
Proceeds from line of credit	500,000	-
Repayments of long-term debt	-	(403,623)
Payments for capital lease	-	(7,500)
Net cash provided by (used by) financing activities	500,000	(411,123)

Net decrease in cash and cash equivalents	(3,226)	(1,720,619)

Cash, beginning of period	3,517,115	2,467,797

Cash, end of period	$3,513,889	$747,178

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$573,538	$349,933
Taxes	$11,000	$-

The accompanying notes are an integral part to these combined financial statements.

4

MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

As of March 31, 2020 and for the three months ended March 31, 2020 and 2019

NOTE 1 - INTRODUCTION

MTBC, Inc. (“MTBC”) entered into a Stock Purchase Agreement (“SPA”) with Meridian Billing Management Co., a Vermont corporation (“Meridian”), Origin Holdings, Inc., a Delaware corporation (“Origin”), and together with Meridian, collectively the (“Company”) and GMM II Holdings, LLC, a Delaware limited liability company (“Seller”), pursuant to which MTBC purchased all of the issued and outstanding capital stock of the Company from the Seller.

The Company is in the business of providing medical billing, revenue cycle management, electronic medical records, medical coding and related services. This transaction closed on June 16, 2020, pursuant to the SPA, and subject to the conditions set forth therein. The total consideration paid at closing was $15 million in cash, 200,000 shares of MTBC’s Series A preferred stock plus warrants to purchase MTBC’s common stock. The cash consideration was used to repay the Company’s indebtedness and transaction expenses.

The Company has historically operated as part of their parent company, GMM II Holdings, LLC and Gores Meridian Medical Holdings, LLC and not as a standalone company. None of the assets or liabilities of the parent companies have been assigned to the Company in the combined financial statements. The combined financial statements include the assets, liabilities, revenue and expenses that are specifically identifiable to the Company. Management believes the assumptions underlying the combined financial statements are reasonable

The combined financial statements consist of the accounts of Meridian and Origin and Origin’s consolidated subsidiaries, which include Origin Parent, LLC, Origin Healthcare Solutions, LLC, Precision B1 LLC, SSIMed, LLC, Medcon Acquisition, LLC, Health Care Management Group, LLC, PartnersINSCRIBE, LLC, and Premier Physician Management Services, LLC.

The combined financial statements present the historical financial position, results of operations and cash flows that correspond with the assets being acquired and liabilities being assumed as part of the SPA. The combined financial statements have been derived from the accounting records of the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination: The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of Meridian and Origin, including Origin’s wholly-owned subsidiaries. All intercompany accounts and transactions of the Company have been eliminated in the combination.

These combined financial statements have been prepared solely to demonstrate the historical results of operations, financial position and cash flows related to Meridian and Origin, and those of its wholly owned subsidiaries, which are included in the SPA, for the indicated periods.

Revenue Recognition: On January 1, 2019, the Company adopted ASC 606, “Revenue from Contracts with Customers” (“ASC 606”). As a result, financial information for reporting periods beginning on or after January 1, 2019, is presented in accordance with ASC 606. This adoption is discussed in Recent Accounting Pronouncements below.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Areas where significant estimates are used in the accompanying combined financial statements include the allowance for doubtful accounts, carrying value of goodwill, deferred tax assets and uncertain income tax positions. Actual results could differ from those estimates.

Cash and Cash Equivalents: Cash and cash equivalents generally consist of cash or short-term securities with an initial maturity of three months or less.

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MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

As of March 31, 2020 and for the three months ended March 31, 2020 and 2019

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of Credit Risk: The Company periodically maintains cash and cash equivalents in bank accounts in excess of the established limit insured by the Federal Deposit Insurance Corporation (FDIC). All cash and cash equivalents are maintained at major banks. It is the Company’s policy to monitor the bank’s financial condition on an ongoing basis. At March 31, 2020, the Company’s cash balance exceeded the FDIC limit by $3,688,167. The Company has not sustained any losses as a result of exceeding this limit.

Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties fail completely to perform as contracted. Management believes that the likelihood of incurring material losses because of concentration of credit risk is remote.

Accounts Receivable: The Company extends credit to its clients as part of its normal business operations. Credit is extended based on evaluation of the customer’s financial condition and prior payment history with the Company and, typically, collateral is not required. Accounts receivable are typically due within 30 days and are stated at amounts due from customers, net of an allowance for doubtful accounts. Accounts receivable outstanding longer than the contractual payment terms are considered past due. The Company reserves for 100% of any receivables over 120 days and determines the need for additional reserves based on historical collections and current economic conditions. The Company charges its allowance for doubtful accounts receivable when an account becomes uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

The allowance for doubtful accounts at March 31, 2020 was $52,400. The Company generally does not charge interest on outstanding accounts. Accounts receivable includes unbilled amounts to customers of $424,482 as of March 31, 2020.

Property and Equipment and Depreciation and Amortization: Property and equipment are stated at cost. Expenditures for additions and major improvements are capitalized, whereas the cost of maintenance and repairs are charged to expense. At the time, property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the accounts and any gain or loss on such disposition is reflected in income. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from three to seven years. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset and the remaining lease term.

Goodwill and Intangible Assets: The provisions of ASC 350, Goodwill and Other Intangible Assets (“ASC 350”) have been applied. Goodwill is initially measured as the excess of the cost of an acquired business over the fair value of the identifiable net assets acquired.

In January 2017, the FASB issued Accounting Standard Update (“ASU”) No. 2017-04 related to simplifying the test for goodwill impairment. To simplify the subsequent measurement of goodwill and to help financial statement preparers and accountants with an analysis that is often considered costly and complex, the FASB eliminated second step from the goodwill impairment test. The FASB also eliminated the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment. Entities still have the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The Company adopted the standard as of January 1, 2018.

The Company believes no impairment of goodwill exists at March 31, 2020.

The Company follows ASU No. 2014-02 related to the amortization of goodwill. This ASU allows an entity with goodwill relating to each business combination or reorganization event resulting in fresh-start reporting (amortizable unit of goodwill) to amortize on a straight-line basis over 10 years, or less than 10 years if the entity demonstrates that another useful life is more appropriate. The goodwill resulted from previous acquisitions of the Company that occurred in 2013 and 2014.

6

MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

As of March 31, 2020 and for the three months ended March 31, 2020 and 2019

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The following is a summary of goodwill as at March 31, 2020:

Three Months Ended
2020

Balance, January 1, 2020	$30,665,376
Accumulated amortization	(17,424,936)
Balance, March 31, 2020	$13,240,441

Amortization expense was $892,952 and $892,952 for the three months ended March 31, 2020 and 2019, respectively.

Amortizable intangible assets are reviewed to determine if facts and circumstances suggest that the assets may be impaired or that the useful lives may need to be changed. The Company considers internal and external factors relating to each asset, including cash flow, contract changes, local market developments, healthcare trends, and regulatory information. If these factors and the projected discounted cash flows over the remaining useful life indicate that the asset will not be recoverable, the carrying value will be adjusted to the estimated fair value. The Company believes no impairment of amortizable intangible assets exists at March 31, 2020 and 2019 and for the three months then ended, respectively.

Intangible Software: The Company capitalizes certain costs related to software obtained or developed for internal use in accordance with ASC 350, “Intangibles – Goodwill and Other – Internal-Use Software,” (“ASC 350”). Costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external costs, if direct, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. The Company also capitalizes costs related to specific upgrades and enhancements when it is probable that the expenditures will result in additional functionality. Capitalized costs are recorded as part of intangible assets. Maintenance and training costs are expensed as incurred.

Intangible software is presented net of accumulated amortization and amortized over its useful life using the straight-line method. Amortization of intangible software is included in amortization expense on the combined statements of loss for March 31, 2020. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets. Amortization expense related to the intangible software were $69,104 and $61,213 for the three months ended March 31, 2020 and 2019, respectively.

Deferred Financing Costs: Deferred financing costs are netted against the related debt and amortized over its term using the straight-line method, which approximates the effective interest method. Deferred financing costs were $0 and $53,549 for the three months ended March 31, 2020 and 2019, respectively.

Long-Lived Assets: The Company periodically reviews the net realizable value of its long-lived assets, in accordance with ASC 360 Property, Plant and Equipment, through an assessment of the estimated future cash flows related to such assets or group of assets. In the event that assets are found to be carried at amounts in excess of estimated undiscounted future cash flows, the assets will be adjusted for impairment to a level commensurate with a discounted cash flow analysis of the underlying assets. The Company believes no impairment of long-lived assets exists at March 31, 2020.

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MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

As of March 31, 2020 and for the three months ended March 31, 2020 and 2019

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair value: The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value due to the relatively short-term maturities and are classified as short-term assets and liabilities in the accompanying combined balance sheets.

As of March 31, 2020, the fair value of the debt on the accompanying combined balance sheet approximated its carrying value.

Income Taxes: The Company records income tax expense on the liability method. Current expense represents the estimated tax obligation per the income tax return, and deferred expense represents the change in the estimated future tax effects of temporary differences and carry-forwards. Deferred tax assets and liabilities are computed by applying enacted income tax rates to the expected reversals of temporary differences between financial reporting and income tax reporting, and by considering carry-forwards for operating losses and tax credits. A valuation allowance adjusts deferred tax assets to the net amount that is “more likely than not” to be realized.

The Company and its subsidiaries are subject to U.S. federal income tax as well as income tax in the states of Connecticut, Vermont, Illinois, Maryland, New Jersey, New York, Pennsylvania, Tennessee and Florida. The Company is no longer subject to examination by taxing authorities for years before 2015. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.

The Company recognizes interest and/or penalties related to income tax matters in income tax expense. The Company did not have any amounts accrued for interest and penalties at March 31, 2020.

Deferred revenue: Primarily consists of payments received for License and Distribution Agreements and Professional Services fees in advance of revenue recognition criteria being met. Deferred revenue that will be recognized during the succeeding 12-month period is recorded as current deferred revenue and the remaining portion is recorded as noncurrent deferred revenue.

Recent Accounting Pronouncements

Revenue from Contracts with Customers

ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) is effective for nonpublic companies for fiscal years beginning after December 15, 2018 and interim periods beginning after December 15, 2019. The standard permits either full retrospective adoption (applied to all fiscal years for financial statements presented) or modified retrospective adoption (applied to all uncompleted contracts as of the adoption date with note disclosure of the comparative effect on financial statements in prior periods). The Company has elected to adopt the standard as of January 1, 2019, using the modified retrospective method. Under this approach, no restatement of 2018 was required. Rather, the effect of the adoption of $545,741 was recorded as a cumulative adjustment to the opening balance of retained deficit at January 1, 2019. The primary impact of adopting ASC 606 was to accelerate the timing of revenue on certain medical billing services provided to customers. Beginning January 1, 2019, revenue is recognized as the performance obligations are satisfied over time on revenue cycle management contracts.

As part of the adoption of ASC 606, the Company performed, an assessment of the impact of the new revenue recognition standard has on the combined financial statements. The Company analyzed its revenue streams using the five-step model detailed in ASC 606-10 to determine the recognition methodology for each revenue stream. Based on that analysis, the Company determined that no change was necessary for its SaaS revenue streams. The Company also determined that professional services fees, which had been recognized ratably over the life of a customer contract under legacy GAAP, will be recognized at the point in time when the consideration is probable, which occurs when the installation is complete and the subscription services are up and running.

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MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

As of March 31, 2020 and for the three months ended March 31, 2020 and 2019

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Also part of the adoption of ASC 606, the Company analyzed the costs incurred to obtain customer contracts. Under legacy GAAP, sales commissions were period expensed. Under ASC 606, sales commissions, which represent incremental costs of obtaining a contract, are capitalized and amortized over the related contract period including expected renewals. Because the portion of sales commission under ASC 606 would not be material and that the rest of the sales commissions can be considered an employee incentive, the Company believes the deferral of sales commissions is not required.

Leases

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard requires organizations that have leased assets, referred to as “lessees,” to recognize on the balance sheet the assets and liabilities that represent the rights and obligations created by those leases, respectively. Under the new guidance, a lessee is required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current GAAP, the recognition, measurement and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP which requires only capital leases to be recognized on the balance sheet, the new ASU requires both types of leases to be recognized on the balance sheet. The FASB has subsequently issued further ASU’s related to the standard providing additional practical expedients and an optional transition method allowing entities to not recast comparative periods. The amendments in ASU No. 2016-02 are now effective.

The Company adopted the standard on January 1, 2020 using the optional transition adjustment method. As part of the adoption of ASC 842, the Company performed an assessment of the impact of the new lease recognition standard has on the financial statements. All of the Company’s leases, which consist of facility and equipment leases, have been classified as operating leases. The Company does not have any financing leases. The Company adopted the requirements of the new standard without restating the prior periods. There was no impact to the accumulated deficit as of the date of adoption. For leases in place at the transition date, the Company adopted the package of practical expedients that allows the Company to not reassess: (1) whether any expired or existing contracts are or contain leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases.

The Company has also adopted the practical expedients that allow the Company to treat the lease and non-lease components of the leases as a single component for facility leases. The Company elected the short-term lease recognition exemption for all leases that qualify. As such, for those leases that qualify, the Company did not recognize a right-of-use (“ROU”) asset or lease liabilities as part of the transition adjustment. As of January 1, 2020, the impact on the assets was approximately $2.9 million and the impact on the liabilities was approximately $6.6 million. The adoption of ASC 842 resulted in an adjustment to accumulated deficit of approximately $2.0 million as of January 1, 2020.

NOTE 3 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment as at March 31, 2020:

Property and equipment	$3,675,253
Capitalized software costs	4,824,624
Furniture and fixtures	1,027,656
Automobiles	22,631
Leasehold improvements	632,009
10,182,173
Less accumulated depreciation and amortization	(9,406,819)
Property and equipment, net	$775,354

Depreciation expense were $108,390 and $120,242 for the three months ended March 31, 2020 and 2019, respectively.

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MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

As of March 31, 2020 and for the three months ended March 31, 2020 and 2019

NOTE 4 - LINE OF CREDIT

On December 31, 2014, the Company entered into a credit agreement (“Agreement”) with Midcap Financial, LLC that included a revolving line of credit (“Revolver”). The Revolver provides for maximum borrowings up to $3,000,000 and bears interest at LIBOR (1.58% percent at March 31, 2020) plus an applicable margin of 7.5% per annum. In addition, the Revolver requires a monthly unused facility fee equal to the revolving loan commitment less the average daily balance of the sum of the revolving loan outstanding plus the swing line loan outstanding during the preceding month, multiplied by one-half of one percent (0.5%) per annum. The line of credit requires the Company to comply with restrictive covenants as defined in Note 5.

At March 31, 2020, the Company had borrowings against the line of credit in the amount of $3,000,000.

NOTE 5 - LONG-TERM DEBT

On December 31, 2014, the Company entered into a credit agreement (“Agreement”) with Midcap Financial, LLC that included a term loan of $35,000,000. The Agreement is collateralized by substantially all of the Company’s assets. The term loan bears interest at LIBOR (1.58% at March 31, 2020) plus an applicable margin of 7.5% per annum payable monthly. Principal payments of $437,500 are payable quarterly.

Under the terms of the Agreement, the Company is subject to certain financial covenants concerning the maintenance of a minimum fixed coverage charge ratio, a maximum debt to EBITDA ratio, and limits on capital expenditures, as defined in the Agreement.

As of December 31, 2017, the Company was not in compliance with the required minimum fixed charge coverage ratio. As such, an equity cure in the amount of $1,550,000 was made on February 28, 2018 to bring the Company into compliance. The funds from the cure were used to prepay the outstanding principal balance of the term loan and quarterly debt payments were reduced to $343,019. The term loan was to mature on December 31, 2019.

On August 6, 2019, the Company amended the Agreement, extending the maturity to December 2021. Under the terms of the amendment, the Company is subject to certain financial covenants concerning the maintenance of a minimum fixed charge coverage ratio, a maximum debt to EBITDA ratio, and limits on capital expenditures, as defined in the agreement.

The stockholders, as part of the agreement, made additional equity contributions in the total amount of $3,500,000; of which $2,600,000 were paid in August and $900,000 in December 2019. Furthermore, all parties agreed to (a) reset certain of the financial covenant levels and certain definitions related to the calculation of financial covenants, (b) increase the amount of the revolving loan commitment to $3,000,000, (c) increase certain EBITDA add backs, (d) extend the delivery of solely the 2018 financial statements to August 31, 2019 and (e) add additional cash flow reporting requirements.

As of March 31, 2020, the Company was in compliance with the financial covenants provided by Amendment of the Agreement: Capital Expenditures, Debt to EBITDA and Fixed Charge Coverage ratios.

The term loan was classified as current at March 31, 2020, as it was paid in full on June 16, 2020, the day the SPA was executed. (See Note 14).

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MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

As of March 31, 2020 and for the three months ended March 31, 2020 and 2019

NOTE 6 - INTANGIBLES

The Company’s intangible assets as of March 31, 2020 are comprised of the following:

Amortizing intangible assets:
Customer lists	$19,170,300
Software development	4,036,954
Trade names	921,000
Workforce	727,800
Accounting software	160,500
25,016,554
Less accumulated amortization	(15,450,153)
Net intangible assets	$9,566,401

Amortization expense were $669,104 and $416,717 for the three months ended March 31, 2020 and 2019, respectively.

Definite-lived intangible assets are amortized over estimated useful lives of five to fifteen years, while software Development intangibles assets are amortized over a two to three year period. The Company anticipates the annual amortization of each of the next four years to be the following:

2020 (9 months)	$2,569,131
2021	3,425,508
2022	3,291,202
2023	280,560
$9,566,401

NOTE 7 - OPERATING LEASES

The Company leases office space and equipment. These leases require the Company to pay operating costs, including property taxes, normal maintenance and insurance.

Effective January 1, 2020, the Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, current operating lease liability and noncurrent operating lease liability in the combined balance sheet as of March 31, 2020. The Company does not have any finance leases.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of the lease payments over the lease term.

The Company uses its estimated incremental borrowing rates, which are derived from information available at the lease commencement date, in determining the present value of lease payments. For leases in existence at the adoption of ASC 842, the Company used the incremental borrowing rate as of January 1, 2020. The Company gave consideration to bank financing arrangements, geographical location and collateralization of assets when calculating the incremental borrowing rates.

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MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

As of March 31, 2020 and for the three months ended March 31, 2020 and 2019

NOTE 7 - OPERATING LEASES (Continued)

The lease terms include options to extend the lease when it is reasonably certain that the Company will exercise that option. Leases with a term of less than 12 months are not recorded in the balance sheet. The lease agreements do not contain any residual value guarantees. For the Company’s real estate lease, it accounts for the lease and non-lease components as a single lease component. Some leases include escalation clauses and termination options that are factored in the determination of the lease payments when appropriate.

Lease expense is included in operating expenses in the statements of loss. As of March 31, 2020, the Company had 9 leases, with remaining terms ranging from more than 1 year to 3 years. The lease terms are determined taking into account lease renewal options, and the Company’s anticipated operating plans.

The components of lease expense for the three months ended March 31, 2020 were as follows:

Operating lease cost	$323,128
Short-term lease cost	8,539
Total- net lease cost	$331,667

Short-term lease cost represents leases that were not capitalized as the lease term as of January 1, 2020 was less than 12 months. Variable lease costs include utilities, real estate taxes and common area maintenance costs.

Supplemental balance sheet information related to leases as of March 31, 2020 was as follows:

Operating leases:
Operating lease ROU asset	$2,725,979

Current operating lease liabilities	$1,906,016
Non-current operating lease liabilities	4,242,166
Total operating lease liabilities	$6,148,182

Operating leases:
ROU assets	$2,946,434
Asset lease expense	(220,455)
Net ROU assets at March 31, 2020	$2,725,979

Weighted average remaining lease term (in years):
Operating leases	2.19
Weighted average discount rate:
Operating leases	6.64%

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MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

As of March 31, 2020 and for the three months ended March 31, 2020 and 2019

NOTE 7 - OPERATING LEASES (Continued)

Maturities of lease liabilities as of March 31, 2020 was as follows:

Operating leases
2020 (nine months)	$1,683,017
2021	2,224,634
2022	1,884,458
2023	1,009,858
Total lease payments	6,801,967
Less: imputed interest	(653,785)
Total lease obligations	6,148,182
Less: current obligations	1,906,016
Long-term obligations	$4,242,166

Supplemental cash flow and other information related to leases for the three months ended March 31, 2020 was as follows:

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows for operating leases	$560,451

ROU assets obtained in exchange for lease liabilities:
Operating leases	$-

As of March 31, 2020, the Company had two additional operating lease commitments with a five-year term that have not yet commenced, aggregating approximately $47,600.

NOTE 8 – REVENUE

Introduction

The Company accounts for revenue in accordance with ASC 606, which was adopted January 1, 2019 using the modified retrospective method. All revenue is recognized as our performance obligations are satisfied. A performance obligation is a promise in a contract to transfer a distinct good or service to a customer, and is the unit of account under ASC 606. Under the new standard, the Company recognizes revenue when the revenue cycle management services begin on the medical billing claims, which is generally upon receipt of the claim from the provider.

For revenue cycle management services, the Company estimates the value of the consideration it will earn over the remaining contractual period as our services are provided and recognizes the fees over the term; this estimation involves predicting the amounts our clients will ultimately collect associated with the services they provided. Certain significant estimates, such as payment-to-charge ratios, effective billing rates and the estimated contractual payment periods are required to measure revenue cycle management revenue under the new standard. The primary impact of adopting ASC 606 was to accelerate the timing of revenue on certain medical billing services provided to customers. Beginning January 1, 2019 revenue is recognized over time as performance obligations are satisfied over time on revenue cycle management contracts. For subscription services, revenue is recognized over time as the services are invoiced. Implementation and professional fees are recognized when the service has been performed and the performance obligation is complete. The timing of the revenue recognition of our other revenue streams were not materially impacted by the adoption of ASC 606.

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MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

As of March 31, 2020 and for the three months ended March 31, 2020 and 2019

NOTE 8 – REVENUE (Continued)

Most of the Company’s current contracts with customers contain a single performance obligation. For contracts where the Company provides multiple services, each service represents its own performance obligation. Selling prices are based on the contractual price for the service.

The Company applies the portfolio approach as permitted by ASC 606 as a practical expedient to contracts with similar characteristics and we use estimates and assumptions when accounting for those portfolios. The contracts generally include standard commercial payment terms, and have no significant obligations for refunds, warranties or similar obligations and revenue does not include taxes collected from our customers.

Management has determined that the majority of fees associated with professional services do not have stand-alone value to the customer apart from the Company’s recurring services. Accordingly, the Company records these one-time fees as deferred revenue.

Disaggregation of Revenue from Contracts with Customers

The Company derives revenue from three primary sources based on the services offered: revenue cycle management, SaaS solutions, professional services and medical transcription services. The Company exited the medical transcription business in December 2019.

The following table represents a disaggregation of revenue for the three months ended March 31, 2020 and 2019:

	2020	2019

Revenue cycle management	$8,777,584	$10,581,086
SaaS solutions and software maintenance	1,963,831	1,724,381
Professional services	189,745	147,074
Medical transcription services	-	143,152
Total	$10,931,160	$12,595,693

Revenue cycle management services:

Revenue cycle management services are the recurring process of submitting and following up on claims with health insurance companies in order for the healthcare providers to receive payment for the services they rendered. The Company typically invoices customers on a monthly basis based on the actual collections received by its customers and the agreed-upon rate in the sales contract. The services include use of practice management software and related tools (on a SaaS basis), electronic health records (on a SaaS basis), medical billing services and use of mobile health solutions. The Company considers the services to be one performance obligation since the promises are not distinct in the context of the contract. The performance obligation consists of a series of distinct services that are substantially the same and have the same periodic pattern of transfer to customers.

Payment terms are normally net 30 days. Although contracts typically have stated terms of one or more years, under ASC 606 the contracts are considered month-to-month and accordingly, there is no financing component.

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MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

As of March 31, 2020 and for the three months ended March 31, 2020 and 2019

NOTE 8 – REVENUE (Continued)

Under the Company’s revenue cycle management services solution, the Company derives revenue primarily from recurring business service fees, which include amounts charged for ongoing collection services billed to the customer as a percentage of practice collections on a monthly basis. Recurring business service fees may also include amounts charged to the customer for patient statements and for other services for which reimbursement is based on a fixed fee per patient visit and recognized as revenue as the related services are performed. For the majority of revenue cycle management contracts, the total transaction price is variable because the obligation is to process an unknown quantity of claims, as and when requested by customers over the contract period. When a contract includes variable consideration, the Company evaluates the estimate of the variable consideration to determine whether the estimate needs to be constrained; therefore, variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal of the amount of cumulative revenue recognized will not occur when the uncertainty associated with variable consideration is subsequently resolved. Estimates to determine variable consideration such as payment to charge ratios, effective billing rates, and the estimated contractual payment periods are updated at each reporting date. Revenue is recognized over the performance period using the input method.

The Company offers SaaS subscription service for healthcare practice management. The Company typically invoices customers on a monthly basis based on an agreed-upon rate in the sales contract. The Company considers the services to be one performance obligation since the promises are not distinct in the context of the contract. The performance obligation consists of a series of distinct services that are substantially the same and have the same periodic pattern of transfer to customers.

Payment terms are normally net 30 days. Although the contracts typically have stated terms of one or more years, under ASC 606 contracts are considered month-to-month and accordingly, there is no financing component.

Under the Company’s SaaS services, the Company derives revenue primarily from recurring business subscription fees. Recurring business subscription fees may also include amounts charged to the customer for patient statements and for other services for which reimbursement is based on a fixed fee per patient visit and recognized as revenue as the related services are performed.

Information about contract balances:

As of March 31, 2020, the estimated revenue expected to be recognized in the future related to the remaining revenue cycle management performance obligations outstanding was approximately $ $856,000. The Company expects to recognize substantially all of the revenue for the remaining performance obligations over the next three months.

Amounts that the Company is entitled to collect under the applicable contract are recorded as accounts receivable. Invoicing is performed at the end of each month when the services have been provided. The contract asset includes the right to payment for services already transferred to a customer when the right to payment is conditional on something other than the passage of time. For example, contracts for revenue cycle management services where the Company recognizes revenue over time but does not have a contractual right to payment until the customer receives payment of their claim from the insurance provider.

Changes in the contract asset are recorded as adjustments to net revenue. The changes primarily result from providing services to revenue cycle management customers that result in additional consideration and are offset by the right to payment for services becoming unconditional and changes in the revenue accrued for the group purchasing services. The opening and closing balances of the Company’s accounts receivable, contract asset and deferred revenue are as follows:

	Accounts receivable, net	Contract asset	Deferred revenue (current)
Balance as of January 1, 2020	$6,104,089	$760,508	$1,362,560
(Decrease) increase	(1,045,608)	95,480	(249,882)
Balance as of March 31, 2020	$5,058,481	$855,988	$1,112,678

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MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

As of March 31, 2020 and for the three months ended March 31, 2020 and 2019

NOTE 9 - 401(k) PROFIT SHARING PLAN

The Company maintains a 401(k) profit sharing plan that covers all eligible full-time employees. The plan’s salary deferral provision allows the Company to make a matching contribution to the plan. The Company made contributions including estimated profit sharing payments of $61,922 and $68,980 for the three months ended March 31, 2020 and 2019, respectively.

NOTE 10 - RELATED-PARTY TRANSACTIONS

On December 9, 2014, the Company amended its existing monitoring service agreement and a professional services agreement with different affiliates, related through common ownership. The monitoring services agreement provides for an annual fee of $1,000,000 plus certain out-of-pocket expenses. The professional services agreement provides for certain administrative and consulting services rendered by the affiliate at an agreed upon hourly rate. For the three months ended March 31, 2019, the Company expensed and accrued monitoring fees. The affiliates forgave these 2019 fees later in the year.

For the three months ended March 31, 2020, the Company accrued monitoring fees and some travel expenses because it did not receive clear indication by the affiliated companies whether the fees would have invoiced or forgiven, like in 2019.

The accrued monitoring fees and expenses were $250,025 and $187,500 for the three months ended March 31, 2020 and 2019, respectively; the affiliates did not charge Meridian for any monitoring fees and travel expenses in 2020 and all accrued amounts were subsequently reversed. The balance due to the former parent companies of the Company was $13,028 at March 31, 2020.

The Company has entered into non-compete agreements with key members of management, which prohibits them from engaging in the provision of billing services and/or practice management software services serving medical groups and practices in the United States of America for a period of time after termination.

NOTE 11 - INCOME TAXES

The following is the provision for income taxes for the three months ended March 31:

	2020	2019
Current
Federal	$10,060	$20,950
State	12,103	23,534
Total current income tax provision	22,163	44,484

Income Tax Expense	$22,163	$44,484

On March 27, 2020, the Coronavirus Aid, Relief and Economic Security (CARES) Act was signed into law. Several new corporate tax provisions were included in the CARES Act, including, but not limited to, the following: increasing the limitation threshold for determining deductible interest expense, class life changes to qualified improvements (in general - from 39 years to 15 years), and the ability to carry back net operating losses incurred from tax years 2018 through 2020 up to the five preceding tax years. The Company has evaluated the new tax provisions of the CARES Act and determined the impact to be either immaterial or not applicable.

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MERIDIAN BILLING MANAGEMENT COMPANY AND ORIGIN HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

As of March 31, 2020 and for the three months ended March 31, 2020 and 2019

NOTE 12 - CONTINGENCIES

Contingencies

The Company is a defendant in two lawsuits filed by two former clients for alleged failure to properly bill and collect. The Company is also defendant in two lawsuits with two former employees. Outside counsel is not able to offer a position on the outcome at this time. The Company believes the suits are without merit and is vigorously defending its positions.

NOTE 13 - RESTRUCTURING EXPENSES

Restructuring expenses relate to the Company’s reorganization of its operations with the objective to improve the overall efficiency and long-term profit. These charges are expensed in the period in which they are incurred.

The restructuring expenses incurred by the Company include:

●	Facility abandonment related expenses for two leased facilities, one of which is no longer use by the Company and the other, which will be abandoned later in 2020. The Company is marketing both facilities for sublease and recorded the difference between the contractual rent obligation and the estimate sublease payments as a restructuring charge.
●	Redundancies and overtime to manage vendor and customer transitions,
●	Legal expenses related to supplier and customers settlements, and
●	Outsourced project management expenses

NOTE 14 - SUBSEQUENT EVENT

Management has performed an analysis of the activities and transactions subsequent to March 31, 2020 and through August 5, 2020 to determine the need for any adjustments to and/or disclosures within the financial statements for the three months ended March 31, 2020. On June 16, 2020, MTBC entered into a SPA with the Company and GMM II Holdings, LLC pursuant to which MTBC purchased all of the issued and outstanding capital stock of the Company from the former parent. No other events were deemed by management to require disclosure.

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